Exhibit 8.1

March 28, 2005

Nanometrics Incorporated

1550 Buckeye Drive

Milpitas, California 95035

Ladies and Gentlemen:

We have acted as counsel to Nanometrics Incorporated, a California corporation (“Nanometrics California”) in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization (the “Agreement”), dated as of January 21, 2005, by and among Nanometrics California, Major League Merger Corporation, a Minnesota corporation and a direct wholly-owned subsidiary of Nanometrics California (“Merger Sub”), Minor League Merger Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Nanometrics California (“Reincorporation Sub”), and August Technology Corporation, a Minnesota corporation (“Company”), pursuant to which (i) Nanometrics California will merge with and into Reincorporation Sub, with Reincorporation Sub as the surviving corporation (the “Migratory Merger”) and (ii) following the Migratory Merger, Merger Sub will merge with and into Company, with Company as the surviving corporation (the “August Merger”). Reincorporation Sub, in its capacity as the surviving corporation in the Migratory Merger is referred to herein as “Parent.”

The August Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Nanometrics California, which includes the Prospectus relating to the August Merger (the “Prospectus”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the August Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof, and (ii) the continuing truth and accuracy at all relevant times of the statements, representations and warranties made by Nanometrics California, Parent, Merger Sub and Company in the Agreement or the Prospectus.

Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the August Merger,” subject to the limitations and qualifications described therein, represents our opinion. Because this opinion is being delivered prior to the consummation of the proposed transactions described in the Registration Statement, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the material United States federal income tax consequences of the August Merger or that contrary positions may not be taken by the Internal Revenue Service.

Nanometrics Incorporated

March 28, 2005

We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the August Merger.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/    WILSON SONSINI GOODRICH & ROSATI

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation